EXHIBIT 99.1

Press Release

Escalade Reports Fourth Quarter and Full Year 2019 Results

Fourth-Quarter Highlights

•	Net sales of $47.0 million

•	Gross profit of $10.9 million

•	Diluted EPS of $0.18 per share

•	Announced quarterly dividend of $0.125 per share

Evansville, IN (February 21, 2020) Escalade, Incorporated (NASDAQ: ESCA) - “Revenue declined 7.7% in the quarter due to softness in the archery and fitness categories. These shortfalls were partially offset by positive growth in Outdoor Games, Pickleball and Basketball categories,” stated Dave Fetherman, President and CEO. “Gross margins were down 90 basis points in the quarter, impacted by tariffs and sales mix. We anticipate the facility consolidations completed during 2019 and actions taken to reduce operating costs will lead to improved operating profits in 2020. The Company repurchased 80,570 shares of stock during the quarter and 271,774 shares for 2019. The Company announced a quarterly dividend of $0.125 per share.”

Fourth Quarter Results

Net sales for the fourth quarter of 2019 were $47.0 million compared to net sales of $51.0 million for the same quarter in 2018, a decrease of $4.0 million or 7.7%.

Gross margin ratio for the fourth quarter of 2019 was 23.1%, compared to 24.0% for the same period in the prior year. Gross profit for the fourth quarter of 2019 was $10.9 million compared to gross profit of $12.2 million for the same quarter in 2018. Margins were negatively impacted by tariffs and sales mix.

Selling, general and administrative expenses (SG&A) were $7.0 million for the quarter compared to $6.9 million for the same period in the prior year, an increase of $0.1 million or 2.3%. SG&A, as a percent of sales, for the fourth quarter of 2019 increased to 15.0% from 13.5% reported for the same period prior year.

Operating income for the fourth quarter of 2019 was $3.5 million compared to operating income of $5.0 million for the same period in the prior year.

Net income for the fourth quarter of 2019 was $2.6 million, or $0.18 diluted earnings per share compared to net income of $3.6 million, or $0.25 diluted earnings per share for the same quarter in 2018.

Full Year Results

Full year net sales for 2019 were $180.5 million compared to $175.8 million in 2018, an increase of $4.8 million, or 2.7%.

Gross margin ratio for full year 2019 decreased to 23.5% from 25.6%. Margins were negatively impacted by customer allowances, lower factory utilization, tariffs and sales mix.

SG&A for full year 2019 were $31.6 million compared to $29.8 million in 2018, an increase of $1.8 million, or 6.1% due primarily to operating costs associated with Victory Tailgate, which was acquired during the fourth quarter of 2018 and an investment in basketball displayers. As a percent of sales, SG&A increased to 17.5% from 17.0% in 2018.

Operating income for full year 2019 was $9.3 million compared to $13.8 million in 2018, a decrease of $4.5 million. During 2019, the Company experienced challenges with the integration with two of the latest acquisitions. The Company implemented changes during the second half of 2019 that will enhance the profitability of these acquisitions in 2020.

During 2018, the Company recognized a $13.0 million gain in other income on the sale of our 50% owned equity method investment, Stiga, a Swedish entity.

Full year net income for 2019 was $7.3 million, or $0.50 diluted earnings per share compared to net income of $20.4 million, or $1.41 diluted earnings per share for 2018.

The Company announced a quarterly dividend of $0.125 per share to be paid to all shareholders of record on March 9, 2020 and disbursed on March 16, 2020.

Escalade is a leading manufacturer and marketer of sporting goods products sold worldwide. To obtain more information on the Company and its products, visit our website at: www.EscaladeInc.com or contact Patrick Griffin, Vice President of Corporate Development & Investor Relations at 812/467-1358.

ABOUT ESCALADE SPORTS

Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment.  Leaders in their respective categories, Escalade Sports’ brands include Bear® Archery, Bear X™, Trophy Ridge®, Rocket®, SIK® and Cajun Bowfishing™ archery equipment; STIGA® and Ping-Pong® table tennis; Accudart® and Unicorn® darting; Atomic®, Victory Tailgate®, Triumph™ Sports, Viva Sol®, Zume Games® recreational games; DURA™ and Onix® pickleball equipment; Goalrilla™, Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; Lifeline® and the STEP® fitness products; Woodplay® premium playsets; Vuly™ trampolines; and Cue&Case® - a leader in specialty billiard accessories. Escalade Sports’ products are available at sporting goods dealers and independent retailers nationwide.  For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to: the impact of competitive products and pricing; product demand and market acceptance; new product development; Escalade’s ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus; Escalade’s ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products; the continuation and development of key customer, supplier, licensing and other business relationships; the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits; the financial health of our customers; disruptions or delays in our supply chain, including potential disruptions or delays arising from political unrest, war, labor strikes, natural disasters, and public health crises such as the coronavirus pandemic; Escalade’s ability to control costs; Escalade’s ability to successfully implement actions to lessen the potential impacts of tariffs and other trade restrictions applicable to our products and raw materials, including impacts on the costs of producing our goods, importing products and materials into our markets for sale, and on the pricing of our products; general economic conditions; fluctuation in operating results; changes in foreign currency exchange rates; changes in the securities markets; Escalade’s ability to obtain financing and to maintain compliance with the terms of such financing; the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology; risks related to data security of privacy breaches; and other risks detailed from time to time in Escalade’s filings with the Securities and Exchange Commission. Escalade’s future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Escalade, Incorporated and Subsidiaries

Consolidated Statements of Operations

(Unaudited, In Thousands Except Per Share Data)

	Three Months Ended		Twelve Months Ended
All Amounts in Thousands Except Per Share Data	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018

Net sales	$47,044	$50,992	$180,541	$175,780

Costs and Expenses
Cost of products sold	36,159	38,756	138,181	130,750
Selling, administrative and general expenses	7,040	6,880	31,616	29,807
Amortization	334	339	1,469	1,406

Operating Income	3,511	5,017	9,275	13,817

Other Income (Expense)
Interest expense	(61)	(37)	(356)	(427)
Equity in earnings of affiliates	--	--	--	121
Gain on sale of equity method investment (includes ($3,729) of accumulated other comprehensive loss reclassification from foreign currency translation adjustment)	--	--	--	13,020
Other income (expense)	3	3	15	(89)

Income Before Income Taxes	3,453	4,983	8,934	26,442

Provision for Income Taxes	878	1,403	1,676	6,000

Net Income	$2,575	$3,580	$7,258	$20,442

Earnings Per Share Data:
Basic earnings per share	$0.18	$0.25	$0.50	$1.42
Diluted earnings per share	$0.18	$0.25	$0.50	$1.41

Dividends declared	$0.125	$0.125	$0.50	$0.50

Consolidated Balance Sheets

(Unaudited, In Thousands)

All Amounts in Thousands Except Share Information	December 28, 2019	December 29, 2018

ASSETS
Current Assets:
Cash and cash equivalents	$5,882	$2,824
Receivables, less allowance of $483; and $532; respectively	35,450	40,682
Inventories	42,269	39,122
Prepaid expenses	3,151	4,151
Prepaid income tax	163	1,082
Other current assets	-	2
TOTAL CURRENT ASSETS	86,915	87,863

Property, plant and equipment, net	15,111	15,498
Operating lease right-of-use assets	1,080	--
Intangible assets, net	18,847	19,785
Goodwill	26,749	26,381
Other assets	77	--
TOTAL ASSETS	$148,779	$149,527

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Note payable	$135	$--
Trade accounts payable	7,765	5,631
Accrued liabilities	9,689	11,072
Current operating lease liabilities	621	--
TOTAL CURRENT LIABILITIES	18,210	16,703

Other Liabilities:
Long-term debt	--	--
Deferred income tax liability	3,537	3,409
Operating lease liabilities	475	--
Other liabilities	387	1,094
TOTAL LIABILITIES	22,609	21,206

Stockholders' Equity:
Preferred stock:
Authorized 1,000,000 shares; no par value, none issued
Common stock:
Authorized 30,000,000 shares; no par value, issued and outstanding – 14,214,777; and 14,438,824; shares respectively	14,215	14,439
Retained earnings	111,955	113,882
TOTAL STOCKHOLDERS' EQUITY	126,170	128,321
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$148,779	$149,527

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